Exhibit (h)(5)

SCHEDULE A

LIST OF FUNDS AND PORTFOLIOS AND PRINCIPAL PLACE OF BUSINESS

Fund

WESTERN ASSET CONNECTICUT MUNICIPAL MONEY MARKET FUND (CLASS A and CLASS I)

WESTERN ASSET GOVERNMENT RESERVES (CLASS A)

WESTERN ASSET LIQUID RESERVES (CLASS A)

WESTERN ASSET TAX FREE RESERVES (CLASS A)

WESTERN ASSET CALIFORNIA TAX FREE MONEY MARKET FUND (CLASS A)

WESTERN ASSET NEW YORK TAX FREE MONEY MARKET FUND (CLASS A)

WESTERN ASSET SHORT TERM YIELD FUND (CLASS I and CLASS IS)

The principal place of business of each fund is:

Legg Mason Funds

620 Eighth Avenue, 49th Floor

New York, NY 10018